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                                                                    EXHIBIT 23.1

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 6, 1996 (except with respect to the matters discussed in Notes 10 and 11.A., as to which the dates are February 20, 1996 and February 8, 1996, respectively) incorporated by reference in this Form 8-K into ACC Corp.'s previously filed Form S-8 (Registration Statements No. 33-30817, No. 33-36546, No. 33-52174, No. 33-87056, and No. 33-75558) and into the Form S-3 filed on the date hereof.

                                                  Arthur Andersen LLP

Rochester, New York,
 February 22, 1996